Exhibit 20.1


Creation Date Wed May  6, 1998  09:05 PM                            Page    1
CMB95A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 32 Beginning Date                     04/01/1998
Due Period 32 End Date                           04/30/1998
Determination Date                               05/08/1998
Remittance Date                                  05/15/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 15.1478321879

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 0.9659240439

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 241,535.69
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.1609873395

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,851,286.08
      B. From Current Period                                     $ 3,842,534.15
      C. Change in Amount Between Periods (Lines B - A)             $ -8,751.93

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 267,115,936.47
      B. Initial Certificate Balance                         $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                               0.178036976479

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 14,492,141.49
      B. Available Cash Collateral Amount Percentage            4.999999999310%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 14,492,141.49
      B. For the Next Collection Period                         $ 13,355,796.82